UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2007

UNIVERSAL FOG, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51060	86-0827216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harbin Humankind Biology Technology Co. Limited 168 Binbei Street Songbei District, Harbin City Heilongjiang Province, People’s Republic of China
(Address of principal executive offices)

(602) 254-9114
Registrant’s telephone number, including area code

1808 South 1st Avenue Phoenix, AZ 85003
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

UNIVERSAL FOG, INC.

Item 5.01     Changes in Control of Registrant

The Securities Purchase Agreement and Asset Purchase and Sale Agreement

Introduction

In this transaction, Sun, Xin, a citizen and resident of Harbin, Heilongjiang Province, the People’s Republic of China (the “Buyer”), has acquired 51.53% of the total issued and outstanding shares of common stock of Universal Fog, Inc., a Delaware corporation (the “Company”), and registrant pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from Thomas Bontems, a citizen and resident of Phoenix, Arizona, United States of America (“Bontems”), and controlling shareholder of the Company. The Company plans to dispose of its assets and liabilities in a two-step process during the succeeding ninety days, in compliance with Section 271 of the Delaware General Corporation Law. The assets of the Company will be transferred to Universal Fog Systems, Inc., an Arizona corporation and an affiliate of Bontems (“Universal Fog Systems”), if, and only if, a share exchange transaction is completed with Mr. Sun’s company, China Health Industries Holdings Limited, a company organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“China Health”). Prior to the share exchange Mr. Sun plans to cause the Company to consummate a reverse stock split of its common stock in a yet undetermined ratio.

The Agreements

On September 10, 2007, the Company, Bontems and Buyer entered into a Securities Purchase Agreement dated as of September 10, 2007 (the “Securities Purchase Agreement”), pursuant to which Buyer agreed to purchase from Bontems a total of 22,000,545 shares of common stock of the Company and the Company agreed to issue 2,061,200 shares of common stock of the Company to Buyer, representing an aggregate of 24,061,745 shares, or 51.53% of the total issued and outstanding shares of common stock of the Company on a fully-diluted basis. In addition, pursuant to the Securities Purchase Agreement, the Company and Universal Fog Systems entered into an Asset Purchase and Sale Agreement dated September 10, 2007 (the “Asset Purchase and Sale Agreement”) under which the Company agreed to transfer to Universal Fog Systems all of its assets and liabilities pursuant to two separate closings.

The purchase price under the Asset Purchase and Sale Agreement was stated as good and valuable consideration, which the parties acknowledged and consisted of the following asset transfers.  In the event that a share exchange transaction was completed with Harbin Humankind, the Company would receive assets of Harbin Humankind having a book value far in excess of the book value of the assets of the Company. Accordingly, the Company was willing to dispose of all of its assets and liabilities to Universal Fog Systems, Inc. in return for the assets and liabilities of Harbin Humankind in order to make the transaction work.  Based on the audit attached as Exhibit 99.1, a copy of which is incorporated by reference herein, the total assets of Harbin Humankind for the year ended June 30, 2007 amounted to $1,975,555 compared with total assets of the Company in the amount of $812,432 for the period ended June 30, 2007. By consummating a share exchange transaction, the shareholders of the Company would benefit financially.

Other relevant terms of Asset Purchase and Sale Agreement provide that the liabilities of the Company were transferred on September 10, 2007 to Universal Fog Systems. As a result, in the quarterly report on Form 10-QSB for the quarter ended September 30, 2007, the liabilities section of the balance sheet reflects a zero amount and the stockholders’ equity section shows a special paid-in capital account equal to $358,783, which is the liabilities that were transferred to Universal Fog Systems. The assets of the Company will be transferred in a second stage closing after the share exchange with China Health is consummated.

In the Asset Purchase and Sale Agreement, Universal Fog Systems agreed to, among other things, defend, indemnify and hold harmless the Company and each of its officers, directors, shareholders, employees, counsel, agents and their respective successors and assigns from and against any debt, liability or other obligation of the Company arising (or relating to the period) after the Possession Date (as defined) relating to obligations assumed by Universal Fog Systems or expressly accepted by Universal Fog Systems in writing. The consummation of a two-phase closing under the Asset Purchase and Sale Agreement is expressly made a condition of the Buyer’s obligation to purchase the 22,000,545 shares of common stock of the Company. The Securities Purchase Agreement is attached as Exhibit 2.1 hereto, and the Asset Purchase and Sale Agreement is attached as Exhibit 2.2 hereto, and both are incorporated by reference herein.

The conveyance of assets of the Company to Universal Fog Systems pursuant to the Asset Purchase and Sale Agreement is conditioned on the occurrence of a closing under a share exchange agreement (the “Proposed Share Exchange”) between the Company and China Health (including its wholly owned subsidiary, Harbin Humankind Biology Technology Co. Limited, a corporation organized and existing under the laws of the People’s Republic of China (“Harbin Humankind”)),which share exchange agreement has not been negotiated nor the terms agreed upon to date. The Proposed Share Exchange must occur first to enable the Company to transfer its assets to Universal Fog Systems in compliance with the requirements of Section 271 of the Delaware General Corporation Law. However, while it is management’s intention to consummate the Proposed Share Exchange, there can be no assurances that the Proposed Share Exchange will be consummated or that a share exchange agreement will be signed, nor that the assets of the Company will be transferred from the Company to Universal Fog Systems. It is contemplated that pursuant to the Proposed Share Exchange that China Health will become a wholly owned subsidiary of the Company, and Harbin Humankind will become an indirect wholly owned subsidiary of the Company, in exchange for the issuance to Sun, Xin of a negotiated amount of shares of common stock of the Company.

In connection with these arrangements, Buyer has granted Bontems a Proxy to vote the 24,061,745 shares which Buyer owns at any special or annual meeting of shareholders of the Company in his sole discretion in order to protect Bontems interests pending the transfer of assets to Universal Fog Systems. Such Proxy will terminate if, and when, a closing occurs under the proposed share exchange agreement. A copy of the Proxy is attached hereto as Exhibit 2.3 and is incorporated by reference herein.

The Buyer also intends to use his best efforts to effect a reverse stock split of the common stock of the Company prior to consummating the Proposed Share Exchange. The nature and ratio of the reverse split has not been determined to date, but the Buyer should have sufficient voting power under Delaware law to cause the reverse stock split to happen.  There can be no assurances that a reverse stock split will in fact be consummated, but the Buyer’s current intention is to pursue one in the near future.

As a result of the purchase of a majority of the Company’s common stock, the Buyer has acquired majority control of the outstanding common stock of the Company and intends to appoint its members to the Board of Directors after the existing members have resigned and in compliance with Section 14f-1 of the Exchange Act. At such time, the Buyer shall be in full control of the Company’s Board of Directors within the meaning of Rule 405 under the Securities Act of 1933, as amended (“Securities Act”). For example, at Closing, the officers of the Registrant have tendered their resignations to the Board of Directors, and Sun, Xin, was appointed Chairman, CFO and Treasurer; Thomas Bontems, CEO, and Ma, BaoSen, President and Secretary. Also at Closing, Hall Ewing resigned from his position as a director of the Registrant, and Sun, Xin was appointed as a Director of the Registrant to fill the vacancy created thereby. An information statement on Schedule 14F-1 will be filed with the Commission and mailed to shareholders of the Company of record, and Thomas Bontems will resign as CEO and a Director on the closing of the Proposed Share Exchange, and he will be replaced by Ma, BaoSen, Hu, Zhi and Sun, Kai, who will fill existing seats on the Board.

The amount of funds used by the Buyer to acquire control amounted to $500,000 in cash, which was paid to Bontems to acquire the 22,000,545 shares of common stock of the Company and as consideration for the issuance of 2,061,200 new shares. The source of funds used by the Buyer was derived from the private financial resources of the Buyer. Control will be assumed from Thomas Bontems, currently the Chairman and Chief Executive Officer of the Company. As mentioned above, Bontems has agreed to arrange for the directors and officers of the Company to resign, in compliance with Section 14f-1 of the Exchange Act.

As of the date of the Securities Purchase Agreement there are no material relationships between the Registrant or any of its affiliates and China Health or Harbin Humankind, other than in respect of the Securities Purchase Agreement.

The foregoing description of the Securities Purchase Agreement and Asset Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of each such agreement, which are filed as Exhibits 2.1 and 2.2 hereto and incorporated herein by reference.

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Securities Purchase Agreement refer to Harbin Humankind, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Securities Purchase Agreement refer to the Registrant and its subsidiaries. Information regarding the Company and Harbin Humankind, and the principal terms of the transactions consummated hereby are set forth below.

Organizational Charts

Set forth below is an organization chart of the entities that existed prior to the closing of the Securities Purchase Agreement and after the closing.

Before Closing

SUN, XIN
100%
China Health Industries Holdings Limited (a Hong Kong corporation)
100%
Harbin Humankind Biology Technology Co. Limited (a PRC corporation)

After Closing

SUN, XIN
98.3%
Universal Fog, Inc.
(a Delaware corporation)
100%
China Health Industries
Holdings Limited
(a Hong Kong corporation)
100%
Harbin Humankind Biology
Technology Co. Limited
(a PRC corporation)

Description of Universal Fog’s Business

Overview

Universal Fog, Inc. was incorporated in the state of Arizona on July 11, 1996 and was the successor of the business known as Arizona Mist, Inc. which began in 1989. On May 9, 2005, Universal Fog, Inc. entered into a Stock Purchase Agreement and Share Exchange (effecting a reverse merger) with Edmonds 6, Inc. (Edmonds 6) and its name was changed to Universal Fog, Inc. (hereinafter referred to as either UFI or the Company). Edmonds 6 was incorporated on August 19, 2004 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Pursuant to this agreement, Universal Fog, Inc. (which has been in continuous operation since 1996) became a wholly owned subsidiary of Edmonds 6.

The Company began manufacturing systems for outdoor cooling in Arizona and quickly expanded to distribute throughout the United States. As the Company grew, so did the need for more efficient, more effective, and higher quality commercial grade products.

All Universal Fog, Inc. high pressure fog systems are custom designed and manufactured for each specific application. We incorporate three different types of tubing in our systems enabling us to comply with nearly any design requirement. Our low profile 3/8” flexible nylon tubing utilizes our patented SLIP-LOK brass fittings allowing extreme versatility and easy installation. The use of 3/8” high-pressure nitrogenized copper is aesthetically very pleasing and enables us to conceal our mist lines behind walls, such as stucco, and meet certain building code requirements. In addition, we also produce systems using 3/8” stainless steel tubing, though copper systems are recommended, providing one of the most extensive product selections in the industry.
The concept is inherent in nature, such as water vapor, clouds, and fog, which manifest due to the earth’s environment. Universal Fog, Inc. high pressure fog systems can create the same environment where and when you want it. Using normal tap water and pressurizing it to 800 PSI with our high-pressure pump modules, we force water through a series of patented brass and stainless steel nozzles creating a micro-fine mist or “fog”. With droplets ranging in size from 4 – 40 microns, the fog flash evaporates, removing unwanted heat in the process. Temperature drops up to 400 are typical in situations where high heat and low humidity exist.

The concept of fog and its benefits have been in use for over 50 years. While most commonly known for cooling, fog can be used for a variety of applications.

Principal Products and Services

Universal Fog’s primary product is a misting system which consists of a high pressure pump assembled to specifications, mistline which comes in the form of nylon, copper or stainless steel which varies in length, various fittings for these systems and spray nozzles. This primary product is adapted to various specific applications including direct mount to homes, lighting fixtures, fog fans, umbrellas and others. Universal Fog performs the majority of the installations directly on site. The markets for these products follow:

Cooling Systems & More
The concept of fog and its benefits has been in use for over 50 years. While most commonly known for cooling, fog can be used for a variety of applications.

Textiles, Knitting, and Weaving
Maintain fiber moisture content, increase fiber tensile strength, reduce yarn breakage, control lint and cotton fly, reduce static electricity.

Furniture and Woodworking
Maintain wood moisture content; control warping, shrinking, splitting, delaminating, and glue joint separation; reduce dust control problems.

Printing and Paper
Control static electricity, improve ink performance, control dimensional stability of paper, achieve higher production speeds, keep ink from drying on rollers.

Power Generation
Increase gas turbine output with cooler inlet air; remove dust from air stream with less pressure drop than filters.

Dust Control and Air Scrubbing
Super-small fog droplets are very effective for scrubbing dust and chemicals from air streams.

Painting and Coating
Control air conductivity for electro-static painting and coating, improve application of water-based paints.

Odor Control
Atomize emollients for odor reduction at waste treatment plants, livestock, or waste facilities.

Food Processing
Cool cooked foods before packaging. Humidify bread at rising stage.

Cement curing
Humidifies without wetting to prevent leaching or cracking and create a stronger product.

Special Effects
Mimic smoke, rain forests and swamp effects, and use in place of haze for lasers or lighting; add to fountains.

Cooling
Fog systems for cooling can lower temperatures up to 350F. When used with fans, temperatures can be reduced by as much as 450F, which is ideal for outdoor patios, dairies, poultry houses, hog farms, etc.

Humidity in greenhouses
Humidify propagation and storage areas for plants or vegetables. Apply insecticides and preservatives.

Product Distribution

Our products are distributed directly to consumers through the installation process. Universal Fog also distributes its products through exclusive and non-exclusive distributors and resellers which in turn perform product installs for final customer use. A small percentage of systems are purchased direct by the consumer as kits which get installed by the consumer or a local contractor. Typically these systems are of the nylon type.

Competitive Landscape

Universal Fog competes against several competitors both locally and nationally. Some are OEM’s while others are distributors. As is the case with many home improvement industries such as roofing, landscaping or HVAC, a consumer which is in the market for a misting system will obtain several quotations from 3 or 4 local misting companies prior to choosing a supplier. This business to consumer market is very price sensitive. The business to business market is less price-sensitive. In this market, Universal Fog competes more on product offerings, quality, brand recognition, and reputation in the industry. Universal Fog has positioned itself as a higher cost, higher benefit competitor.

Customer Concentration

We work directly with the end consumers whenever we perform installs. Because of this, UFI will have a new customer for each product produced resulting in hundreds of new customers per year. As UFI continues to develop its distribution base, the number of customers that we deal with directly will decrease. It is our intention to deal more with landscapers, distributors, contractors and OEM’s in the future. Due to the substantial number of customers that UFI deals with we are not dependent on any single customer or group of customers.

Distributors

UFI has granted one exclusive distributor for the territory of Texas and Louisiana. All of our other distributors are independent and non-exclusive. We are seeking to expand our exclusive distributorships in the future. We have no franchises at this time.

Description of the Business of Harbin Humankind

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Securities Purchase Agreement refer to Harbin Humankind, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Securities Purchase Agreement refer to the Registrant and its subsidiaries.

Company Overview

The Company primarily manufactures and distributes a variety of healthcare and beauty products that it sells to pharmacies and through other outlets. One of its products produced is the RunChao Soft Capsule, which improves a skin condition known as chloasma, a skin condition which causes blotchy, brownish pigmentation on the face, as well as other types of dry skin conditions.  Other products include:

Runjie Capsule: This capsule is useful for people with arthritis and other joint problems. Its main ingredients are amido-dextrose, grape seeds, celery seeds, simon oil, India frankincense.  Studies show that Runjie Capsule relieves joint aches, swelling, and inflammation.

Fengjiao Capsule: This product contains more than 30 varieties flavones and more than 10 mineral elements, amino phenols, and vitamins. The main effects are to improve glycogen and to reduce blood sugar and may be useful in the reduction of cholesterol and the treatment of diabetes.

Seal Oil: The Company sells seal oil, which may be useful in the prevention of cardiovascular and cerebrovascular diseases and high blood pressure. Studies have shown that the Eskimos in the Arctic Circle, who live on seal oil and fish, have lower incidences of cardiovascular and cerebrovascular diseases and high blood pressure. From many years, scientists researched on the functions of seals on human being’s growth, health, diseases. In 1972, research by American scientists Dr.Baug and Dr.Dyerberg found that the benefits of seal oil may be due to different varieties of OMEGA-3 and unsaturated fatty acid contained in the oil.

Forest Frog Oil: The Company sells forest frog oil, which is made by wild forest frogs in the Daxing’an Mountain Ranges in Heilongjiang Province. The main material produced by the oviducts of forest frogs in winter. The products contain 12 microelements, 18 amino phenols and nucleic acid (DNA+RNA), and many varieties of vitamins. It may be helpful for enhancing memory and promoting younger skin.

Fish Oil: The Company sells fish oil, which contains EPA (eicosapentaenoic acid) and DHA (Docosahexaenoic Acid) in concentrations equal to or greater than 30%. These belong to the Omega-3 family of oils and may be useful in lowering cholesterol and improved blood circulation.

RunChao Soft Capsule: The Company’s RunChao Soft Capsule, which is currently being produced, is a special health product primarily for women. It may help in the treatment of chloasma. The capsule has a Shi license in Heilongjiang Province and recently received a license from the State Drug Administration, Series Number: G20070356, Specification: 500mg per capsules, 60 capsules per bottle, 2 bottles per box.

In 2008, the Company plans to organize a sales team for its women’s beauty products, and will make RunChao the centerpiece along with other beauty products to be sold in more developed areas in China. The Company plans to explore six or eight test markets, and will use media advertising such as TV and newspapers. The Company’s goal is to reach sales of 25,000,000 RMB of these beauty products this year.

In 2009, the Company will further exploit the cosmetics market and enlarge the beauty products sales team. Sales and marketing will target some lesser developed or developing areas in China. The Company will continue to build the reputation of its brand and expand its distribution scope. The Company’s goal for 2009 is to realize sales of 70 million RMB.

The Company’s goal is to achieve 280 million RMB in sales by 2010. They will continue to build the reputation of the products and integrate them with traditional Chinese medicinal principles. The Company also plans to focus on the new product innovation and health management services.

What we do

We manufacture our products at a facility located in Harbin Song Bei Qu Jin Xing Industrial Park.  Our leading product, the RunChao Soft Capsule, is manufactured in the form of soft capsules, tablets, granules and tea. We package our product in bottles, plastic containers and aluminum foil bags. Some of the other products we package include Runjie Capsules, Fegnjiao Capsules, Seal Oil, Forest Frog Oil and Fish Oil.

Our strategies for achieving continued success include:

The Future

Within next 10 years

1.	Increase product coverage in target markets; achieve 20%-30% coverage
2.	Enter into the medicine, health product, health industry top 500 companies in China
3.	Form a diversified management group
4.	Create an internationally famous brand
5.	Enter into the international market

Our Business Plan

(1)	Future Sales and Profit Projections*

	Sales	Profit
Year 2008	45,000,000 RMB	9,000,000 RMB
Year 2009	120,000,000 RMB	20,000,000 RMB

*
These projections are based on aggressive sales results and cost containment results. There is no assurance that these projections will be met or that the Company will be profitable at all. In addition, these results assume that the Company is successful in its effort to raise capital in the United States and that adequate funding is available. These results are also based on implementing the strategies set forth below.

(2) The strategies designed to meet our sales and profit targets

•	Manufacturing: improving the techniques and staff training; guaranteeing the high quality material supply; strengthening the working procedure controls

o	implement the Good Manufacturing Practice (“GMP”)** standard in food and medical industry
o	guarantee the production facility meets or exceeds government standards
o	make sure all employees have adequate training and follow all the health regulations

•	Marketing: Adopt an effective and particular marketing mode

o	to utilize direct distribution of products to chain stores nationwide
o	to build business alliances with well-known enterprises to create private label brands
o	to expand the marketing of our products beyond the beauty parlor industry
o	to utilize internet marketing and e-business based on internet systems such as B2B, B2C on Alibaba.com website

•	Cost Control

o	follow the corporate laws, labor laws, and corporate charter and bylaws to make sure sound working procedures are implemented and quality control standards are met
o	follow GMP standard regulations for food and medicine industry
o	check equipment and maintain records of all the operations, maintenance, and repairs of equipment on a specified timetable
o	rigorous quality control procedures will be implemented and there will be inspections at various points along the production line
o	insure that raw materials are of the highest quality and fully utilized
o	implement cost control procedures such as strict inventory control and storage methods to minimize waste of raw materials

•	Products distribution

o	Enlarge the sales and marketing force while developing new markets
o	Strengthen the distribution channel by developing promotion strategies and participating in trade shows
o	develop 3-5 new products to the market each year
o	develop new markets through innovations and research

Our approach to manufacturing, marketing, cost control and products distribution, which is detailed above, is designed to minimize production costs and increase revenues at the same time. We feel that our procedures will enable us to reach our sales goals with an optimal manufacturing cost. The result should yield profits and a return to our investors.

**
Good Manufacturing Practice or GMP is a term that is recognized worldwide for the control and management of manufacturing and quality control testing of foods and pharmaceutical products. An important part of GMP is documentation of every aspect of the process, activities, and operations involved with drug and medical device manufacture. Additionally, GMP requires that all manufacturing and testing equipment has been qualified as suitable for use, and that all operational methodologies and procedures (such as manufacturing, cleaning, and analytical testing) utilized in the drug manufacturing process have been validated (according to predetermined specifications), to demonstrate that they can perform their purported function(s).

Where we will do it

The Company currently occupies 3,000 square meters of real estate, which it uses as its main manufacturing facility.

All land belongs to the State in PRC. Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively. The land use right can be sold, purchased, and exchanged in the market. The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

On June 7, 2004, the Company entered into a Purchase Contract with the local government, pursuant to which the Company agreed to purchase the right to use a piece of land, approximately 8 acres, located in the Harbin County, Heilongjiang Province for commercial purposes and a fifty-year period June 7, 2004 through June 6, 2054, for $637,261 (RMB ¥5,248,000), which the Company has fully paid to the seller on June 13, 2004. The Department of Housing and Urban Development of Harbin City approved this transaction. The Company is in the process of applying for the title certificate from the local government.

Source of revenues

The revenues of our healthcare products, such as RunChao Soft Capsule, Runjie Capsulse, Fingjiao Capsules, Seal Oil, Forest Frog Oil and Fish Oil come from sales to customers who use the products for healthcare and beauty needs.

Factors that affect sales volumes for our healthcare and beauty products

•	General health of the Chinese population
•	Incidence of particular skin and other health problems, which our products address
•	Endorsement by medical and research studies of the benefits of the types of products we offer
•	Attractiveness of our products to the general population
•	Effectiveness of our products in achieving desired results
•	Impact of our sales and marketing strategies
•	Fluctuations in expendable consumer income

Factors that affect the prices for our healthcare and beauty products

•	World economic environment
•	Relative strength of the Chinese RMB
•	Price of raw materials
•	Price of competitors’ products
•	Demand for our products

Our sales volumes will be primarily determined by the attractiveness of our products to the general population. Through our sales and marketing efforts, we will inform the consumer of the benefits of our product line and make it available for sale at attractive prices. Our prices will be determined by supply and demand in the marketplace, but we have found the major factor in success in healthcare and beauty products to be the perception created in the marketplace. Our profitability will depend upon the demand for our products rather than short term pricing strategy. We will diligently to create new products that are appealing and beneficial to consumers.

The Market for Healthcare and Beauty Products

The health product industry is one of the mainstay industries in China, since it has a high level recognition and importance. Recently there have been new policies for health products, which control quality, manufacturing, manufacturing environments and techniques. With China’s large and aging population there will be a steady demand for healthcare and beauty products. It is predicted that the healthcare and beauty industry will flourish over the next 50 years.

The World Healthcare Products Market

a.	Healthcare products market is more regulated and stable in developed countries.
b.	China has a huge market place and a large growth rate.
c.	China has the world’s largest population and will develop its own unique healthcare products
d.	Traditional Chinese medicine will continue to play a role.
e.	Beauty products have been distributed like medicines
f.	Diversified distribution
g.	The market has increased for male beauty products
h.	Chinese Traditional Medicine beauty products have become more and more popular.

The Healthcare Products Market in China

At present, the Chinese healthcare market is growing rapidly and the demand for Chinese medicine and healthcare products has doubled every year. The total product value in healthcare industry has exceeded world healthcare market sales and become the world’s fifth largest healthcare product market. According to certain estimates, by the year 2020 the size of China healthcare product market may exceed America’s healthcare market and become the number one largest healthcare market.

Production: Approximately 5,500 healthcare manufacturers and companies have passed China’s Good Manufacturing Practice standards; this includes over 500 Sino-Foreign Joint Ventures.  At present, China can produce approximately 40 chemical pharmaceutical preparations, approximately 4,000 varieties, and over 1,500 varieties of chemical pharmaceutical raw materials.

Sales: At present, 80% of Chinese medicines are sold at hospitals and about 20% at retail drugstores.

The Healthcare Products Market in Heilongjiang Province, China

The healthcare product industry is the major industry in Heilongjiang Province. Harbin Pharmaceutical Group Health Technology has been the market leader in China for many years. Over the last 10 years products of the Harbin Pharmaceutical Group Sixth Pharm Factory, and Flaming Sun Group have been among the most popular healthcare foods and products in China.

The Market for Beauty Products

The Beauty Products Market in China

•	Beauty products have been distributed well in East China, South China, the Littoral and Beijing and Tianjin districts.
•	Some branded products are preferred in middle China, Northeast China, especially Heilongjiang Province because of its history, culture and climates conditions.
•	People from Beijing, Tianjin, Nanjing, Shanghai and Guangdong Province and Shenzhen typically use weight loss products.
•	So called “liquid” beauty products have been more popular in Heilongjiang Province than other districts of China.

The Beauty Products Market in Heilongjiang Province, China

•	In the last century with the culture impacts from Russia and Eastern Europe, ladies in Heilongjiang province began to accept the western lifestyle concept to pursue beauty
•	Climate is a factor in Heilongjiang Province since it can be extremely cold
•	Because of the cold climate in Heilongjiang Province women have in general spent more money on beauty products than in other districts in China.

Competition in the Healthcare and Beauty Products Industry

Our competitors manufacture products which we believe are inferior to ours. Nonetheless, we do have several competitors as follows:

•	Harbin DaZhong Pharmaceutical Co., Ltd. – has fewer varieties than we do and no marketing team.
•	Harbin ShenXinJianKang Co., Ltd. – Some of its products are manufactured by other companies, fewer products and lower quality.
•	Tsinghua Unisplendour Corporation Limited – high cost products, use a single agent for distribution

Competitive Advantages and Strategy

Advantages

•	The Company was the only enterprise that passed the Professional health product GMP standards in Heilongjiang Province. The other 3 or 4 companies are all medicine manufacturers.
•	The Company has more categories of products and a long production line.
•	The Company has low cost, low processing expenses and low transfer fees.
•	The Company has a strong and effective research and development team.
•	The Company is a self-owned enterprise, and has the support of the civil government.
•	The Company has a geographical advantage being located in Heilongjiang Province.

Growth Strategy

The Company’s vision is to be a diversified manufacturer of healthcare and beauty products with sales of 120,000,000 RMB in sales by 2009. Management intends to grow the Company’s business by pursuing the following strategies:

•	Grow capacity and capabilities in line with market demand increases
•	Enhance leading-edge technology through continuous innovation, research and study
•	Continue to improve operational efficiencies
•	Further expand into higher value-added segments of the healthcare and beauty industry
•	Build a strong market reputation to foster and capture future growth in China

Existing Equipment in Heilongjiang Province

Our company owns many types of high tech production equipment and production lines. It has a production line for traditional Chinese medicines, which passed the GMP Product line test by the end of 2006.

Sales and Marketing

Healthcare Products Sales

1.	We are the Official Sponsor Product for the 24th Winter Universiade at Harbin in 2009
2.	We advertise in healthcare professional magazines to make our products more visible.
3.	Members of our staff attend conferences and exhibitions
4.	In order to generalize our products, our company will set up a charitable organization mainly serving aged people, who can use our products.
5.	We also use television and newspaper advertisement.

Intellectual Property

We have applied for the following trademarks: Runchao, Hui Zhong, Hui De, Wang Zu, Jia Shi Fen.

In addition, our plans include patenting Runchao, which was applied for on March 15, 2005. The owner of this patent will be Harbin Humankind Biology Technology Co. Limited.

Customers

Sales

For the twelve month period from June 30, 2006 through June 30, 2007, the Company achieved revenues of $16,864. The revenue was generated from approximately 10 customers with the following details:
	Name of Customer	Products Sold	Sales in 2007	% of Sales in 2007	Sales in 2006	% of Sales in 2006

1	Hei Long Jiang Jia Di Biology Technology Limited Liability Company	Propolis, Soybean Isoflavone, Chinese Forest Frog Oil, Sea-Buckthorn Oil	2,529.60	15.00%	6,004.57	17.00%
2	Harbin Zhong Tai Pharmaceutical Co., Ltd.	Propolis, Soybean Isoflavone, royal jelly, Lobed Kudzuvine Root	2,108.00	12.50%	5,298.15	15.00%
3	Ha Yao Group Medicine Supply & Marketing Company	Bitter bee, Soybean Isoflavone, Chinese Forest Frog Oil, royal jelly	1,939.36	11.50%	4,768.34	13.50%
4	Harbin Industry Yi Kang Biology Technology Co., Ltd.	Propolis Aweto, propolis, Lecithin, Xin Gai Te	1,939.36	11.50%	3,885.31	11.00%
5	Hei Long Jiang Tie Li Shan Special Local Product Co., Ltd.	Hairy Antler, Deer Heart blood, Deer Fetus, Chinese Forest Frog Oil	1,517.76	9.00%	2,472.47	7.00%
6	Hei Long Jiang Jin Chen Ai Pu Kang Biology Technology Co., Ltd.	Propolis Gingko,Tang Kang	1,349.12	8.00%	2,472.47	7.00%
7	Hei Long Jiang Yi Chun Shan Special Local Product Co., Ltd.	Hairy Antler, Deer Heart blood, Deer Fetus, Chinese Forest Frog Oil	1,096.16	6.50%	2,119.26	6.00%
8	Bei Jing Hong Bao De Long Trading Center	Seal Oil, Xin Cheng Cao	927.52	5.50%	1,766.05	5.00%
9	Ha Yao Group Shi Yi Tang Health Product Co., Ltd.	Silver Bee, Lecithin, Xin Gai Te	843.20	5.00%	1,059.63	3.00%
10	He Nan DaYu Pharmaceutical Co., Ltd.	Xin Gai Te, Run Chao	758.88	4.50%	1,059.63	3.00%
11	Other customers		1,855.04	11.00%	4,415.13	12.50%
	TOTAL		16,864.00	100.00%	35,321.00	100%

A brief summary of Hei Long Jiang Jia Di Biology Technology Limited Liability Company, our leading customer, follows:

Hei Long Jiang Jia Di Biology Technology Limited Liability Company located in Sui Hua City，in Hei Long Jiang province. It is a High-Tech Enterprise, they research and develop disinfectants and polymer products, and the representative of juridical person is Li Yu Min. It commenced operations in June. The group has five subsidiary companies: Hei Long Jiang Jia Di Heng Run Biology Technology Co., Ltd, Sui Hua Ge Run Sheng Ye Han Di Hei Tu Product catenation Economic Trade Co.,Ltd, Sui Hua Jia Di Biology Drinks Co., Ltd, Sui Hua Jia Di Biology Feeding Stuff Co., Ltd, and Sui Hua Jia Di Biology Daily-Use Commodity Co., Ltd.  The company occupies 100,000 square meters of land, their building is 20,000 square meters, they have 9,350 thousand RMB registered capital, assets of 13,771 thousand RMB, head office has 353 employees, of which 105 employees are technology personnel.

Regulation

The laws governing our business are as follows:

•	Pharmaceutical administration law of the People’s Republic of China enacted January 12, 2001
•	Healthcare registration and administration law, enacted January 7, 2005
•	Measures for the Administration of Pharmaceutical Trade License, enacted January 4, 2004
•	Measures for the Supervision Over and Administration of Pharmaceutical Production, enacted May 8, 2004
•	Regional regulation: Heilongjiang Regional Medicinal Materials Resource Protection Bylaw, enacted January 8, 2005

Legal Proceedings

Harbin Humankind is not aware of any significant pending legal proceedings against it.

Property

Harbin Humankind’s headquarters are currently located on leased space at 168 Binbei Street, Songbei District, Harbin, Heilongjiang Province, People’s Republic of China.

Employees

Harbin Humankind has 48 employees, mainly in sales, manufacturing, administration and supporting services. Harbin Humankind believes it is in compliance with local prevailing wage, contractor licensing and insurance regulations, and has good relations with its employees.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation, the Company’s ability to raise additional capital to finance the Company’s activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Securities Purchase Agreement; the future trading of the common stock of the Company; the ability of the Company to operate as a public company; the Company’s ability to protect its proprietary information; general economic and business conditions; the volatility of the Company’s operating results and financial condition; the Company’s ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in the Company’s filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this Report is included based on information available to the Company that it believes is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.

Management’s Discussion and Analysis or Plan of Operations

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Securities Purchase Agreement refer to Harbin Humankind, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Securities Purchase Agreement refer to the Registrant and its subsidiaries.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The operating results for the periods presented were not significantly affected by inflation.

Company Overview

The Company primarily manufactures and distributes a variety of healthcare and beauty products that it sells to pharmacies and through other outlets.  One of its products planned for production is the RunChao Soft Capsule, which improves a skin condition known as chloasma, as well as other types of dry skin conditions.

The MD&A discussion set forth below is based on the audited financial statements of Harbin Humankind for the years ended June 30, 2007 and 2006. China Health is the wholly owned parent of Harbin Humankind that was organized on July 20, 2007. Its audited financial statements are attached as an exhibit to this Current Report on Form 8-K. They contain amounts that are not material, yet they are presented in the exhibits hereto since China Health may be deemed to be an “acquired company” under Item 310(c) of Regulation S-B.

Year Ended June 30, 2007 Compared to the Year Ended June 30, 2006.

Revenues. The Company is still in its construction and growth phase, and revenues reflect this phase. Revenues for the 2007 fiscal year were $16,864, compared to revenues for the 2006 fiscal year of $35,321. The decrease is attributable to a slowdown in production due to installation of new equipment, which had to be tested prior to use and improvements and additions to facilities. The lower revenues were also contributed to by lower sales volumes to all of our major customers (see table on page 12). While the number of customers did not change from 2006 to 2007, the sales per customer decreased significantly.

Gross Profit. Gross profit for the 2007 fiscal year was $(1,282), compared to gross profit for the 2006 fiscal year of $12,273. The decrease is attributable to increased costs and decreased sales.

Cost of Sales. Cost of Sales for the 2007 and 2006 fiscal year were $18,146 and $23,048, a decrease of 21.3%. However, on a percentage basis the cost of sales increased by 39.3% from 2006 to 2007. The increased percentage in cost of sales is attributable to a slowdown in production due to installation of new equipment, which had to be tested prior to use.  In addition, the depreciation of equipment and facilities increased significantly, so the unit fixed costs increased, which caused the cost of sales to be greater than revenue in fiscal 2007. Additional investment in equipment and facilities increased our cost of sales considerably.

General and Administrative Expenses. General and administrative expenses for the 2007 fiscal year were $105,480, compared to general and administration expenses for the 2006 fiscal year of $51,732, an increase of 103.9%.  The increase is attributable to additional expenses in connection with research and development of new products in 2007, which also contributed to the substantial increase in consultant and professional fees.  Since our major capital expenditures were made in 2007, we did not have any depreciation expenses in 2006. Our levels of repair and maintenance were roughly the same for 2006 and 2007.

Net Income. Net loss for the 2007 fiscal year was $(97,046), compared to net loss for the 2006 fiscal year of $(38,196). The net loss is attributable to a slowdown in production, decrease in sales and an increase in general and administrative expenses (as noted above).

Liquidity and Capital Resources

As of June 30, 2007, cash and cash equivalents totaled $8,297. The increase in financing activities was mainly due to an increase in the proceeds of loans from a former shareholder. The Company has relied on loans from shareholders as its principal source of capital instead of revenue. Eventually, as the Company matures from its current growth phase, we hope that we will be able to rely on revenues as our source of liquidity and capital.

The net cash used in investing activities was mainly due to purchase of fixed assets and purchase of a pharmaceutical patent. We spent $(483,827) on fixed assets in 2007 compared to $(318,748) in 2006, an increase of $165,079. These funds were spent on the purchase of new equipment and improvements and additions to facilities.

The net cash from operating activities was mainly the result from the proceeds from an increase in accounts payable and accrued expenses. The net Cash from operations increased from 2006 fiscal year of $57,626 to 2007 fiscal year of $119,335, an increase of $61,709. These were mainly due to an increase in accounts payable and accrued expenditures. The increase in accounts payable was attributable to the purchase of new equipment and improvements and additions to facilities.

During the 2007 fiscal year, the Company raised a total of $775,067 from financing activities while there is only $289,061 for 2006 fiscal year, an increase of $486,006. The increase came from the loans from a former shareholder of $775,067.  The funding raised from the above loans was used to finance operating and investing activities.

The current assets of the Company are $53,551. The current liabilities are $751,961, while the owners’ equity is $1,223,594. The current ratio is 7.1%. Although our current ratio would be considered low in a financial analysis, most of the liabilities are loans from shareholders of the Company, which do not need to pay off in the short term. With this long-term investment in assets, the Company can focus on its production of healthcare and beauty products, and the current ratio should rise year by year.

The working capital deficit as of June 2007 was $(698,410), comprised of cash of $8,297, prepaid expenses of $35,521, inventory of $9,733, and deducting accounts payable and accrued expenses of $320,758, as well as a note due to a former owner of $431,203. This is the major working capital element as at June 30, 2007. Our negative working capital is attributable to our significant capital expenditures of $483,827 and accounts payable of $320,758, both of which reflect our expenditures on equipment and improvements and additions to facilities.

We will require additional funding over the next 12 months in an amount estimated to be equal to $1,000,000 to increase production, introduce new products, and continued construction of facilities. Additionally, the Company anticipates that it will need approximately $5 million to implement its business plan and meet its capital expenditure needs over the next three years.  Presently, we have only $8,297 worth of cash with which to pay our expenses. Although our shareholders will continue to loan us funds sufficient to sustain our operations, they are under no legal obligation to do so. If we are unable to secure additional working capital from our shareholders as needed, our ability to increase production, introduce new products, increase sales, meet our operating and financing obligations as they become due or continue our business and operations could be in jeopardy.

We may also attempt to raise additional working capital through the sale of equity, debt or a combination of equity and debt. We do not presently have any firm commitments for additional working capital and there are no assurances that such capital will be available to us when needed or upon terms and conditions which are acceptable to us. Obtaining additional financing would be subject to a number of factors, including the market prices for the Company’s products, production costs, availability of credit, prevailing interest rates and the market prices for the Company’s common stock. If we are able to secure additional working capital through the sale of equity securities, the ownership interests of our current stockholders will be diluted. If we raise additional working capital through the issuance of debt or additional dividend paying securities, our future interest and dividend expenses will increase.

If we are unable to secure additional working capital as needed, our ability to increase production, introduce new products, increase sales, meet our operating and financing obligations as they become due or continue our business and operations could be in jeopardy.

Critical Accounting Policies and Estimates

The discussion and analysis of China Health and Harbin Humankind’s financial condition presented in this section are based upon the audited consolidated financial statements of China Health, including Harbin Humankind, which have been prepared in accordance with the generally accepted accounting principles in the United States. For purposes of this section entitled “Critical Accounting Policies and Estimates,” China Health and Harbin Humankind shall hereafter together be referred to as “Harbin Humankind.” During the preparation of the financial statements Harbin Humankind we were required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, Harbin Humankind evaluates its estimates and judgments, including those related to sales, returns, pricing concessions, bad debts, inventories, investments, fixed assets, intangible assets, income taxes and other contingencies. Harbin Humankind bases its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions.

In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure About Critical Accounting Policy,” Harbin Humankind identified the most critical accounting principals upon which its financial status depends. Harbin Humankind determined that those critical accounting principles are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets. Harbin Humankind presents these accounting policies in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

Revenue Recognition. Harbin Humankind recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to unaffiliated customer or services are performed in accordance with terms of the agreement, title and risk of loss have been transferred, collectibility is reasonably assured and pricing is fixed or determinable. Accruals are made for sales returns and other allowances based on Harbin Humankind’s experience

Accounts Receivable, Trade and Allowance for Doubtful Accounts. Harbin Humankind’s business operations are conducted in the People’s Republic of China. During the normal course of business, Harbin Humankind extends unsecured credit to its customers. There is a zero balance for accounts receivable, trade outstanding at June 30, 2007 and 2006. Management reviews accounts receivable on a regular basis to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is recorded when collection of the full amount is no longer probable.  Since there is no balance for accounts receivable as of June 30, 2007 and 2006, no allowances for doubtful accounts were accrued.

Inventories. Inventories are stated at the lower of cost or market using the weighted average method. Harbin Humankind reviews its inventory on a regular basis for possible obsolete goods or to determine if any reserves are necessary for potential obsolescence. As of June 30, 2007 and 2006, the Company has determined that no reserves are necessary.

Off-Balance Sheet Arrangements. Harbin Humankind has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. Harbin Humankind has not entered into any derivative contracts that are indexed to Harbin Humankind’s shares and classified as shareholder’s equity or that are not reflected in Harbin Humankind’s financial statements. Furthermore, Harbin Humankind does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Harbin Humankind does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to the Company or engages in leasing, hedging or research and development services with Harbin Humankind.

Inflation. Harbin Humankind believes that inflation has not had a material effect on its operations to date.

Income Taxes. Harbin Humankind has adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. Since Harbin Humankind had no operations within the United States there is no provision for US income taxes and there are no deferred tax amounts June 30, 2007 and 2006. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.  In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled.  Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and the Company intends to settle current tax assets and liabilities on a net basis.

Recently Issued Accounting Pronouncements

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statements errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No. 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Management does not expect that the adoption of SAB No. 108 would have a material effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132I” (“SFAS 158”). SFAS 158 requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. The standard also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. The adoption of SFAS 158 is not expected to have a material effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”. SFAS No. 157 defines fair values, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement shall be effective for financial statements issued for fiscal years beginning after November 25, 2007, and interim periods within those fiscal years. Earlier application is encouraged provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period with that fiscal year. The provisions of this statement should be applied, except in some circumstances where the statement shall be applied retrospectively. The Company is currently evaluating the impact of adopting SFAS No. 157 on its financial position and results of operations.

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The Company is currently assessing whether adoption of this Interpretation will have an impact on its financial position and results of operations.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140.” SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity (SPE) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of SFAS No. 155 had no impact on the Company’s financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“FAS 156”), which amends SFAS No. 140. FAS 156 specifically provides guidance addressing the recognition and measurement of separately recognized servicing assets and liabilities, common with mortgage securitization activities, and provides an approach to simplify efforts to obtain hedge accounting treatment. FAS 156 is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006, with early adoption being permitted. The adoption of SFAS No. 156 did not have a material effect on the Company’s financial position or results of operations.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109” (“FIN 48”).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FAS 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  The requirements of FIN 48 are effective for our fiscal year beginning January 1, 2007.

Cautionary Factors That May Affect Future Results

This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. One can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address the Company’s growth strategy, financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

The Company does not assume the obligation to update any forward-looking statement. One should carefully evaluate such statements in light of factors described in the Company’s filings with the SEC, especially on Forms 10-KSB, 10-QSB and 8-K.

Risk Factors

Investing in the Company’s common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of the Company’s common stock.  If any of these risks actually occurs, the Company’s business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of the Registrant’s common stock could decline and investors in the Company’s common stock could lose all or part of their investment. The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to the Company, material risks related to the Company’s industry and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on any exchange or over-the-counter market.

The Company’s future revenues will be derived from the sale of healthcare and beauty products and the manufacturing of the same. The Company’s business, financial condition and/or results of operations may be materially adversely affected by the nature and impact of these risks. In such case, the market value of the Company’s securities could be detrimentally affected, and investors may lose part or all of their investment. Please refer to the information contained under “Business” in this report for further details pertaining to the Company’s business and financial condition.

Risks Related To Our Company

Our auditors have raised substantial doubt about our ability to continue as a going concern. This going concern qualification is based on that the fact that we incurred net losses of $97,046 and $38,196 for the fiscal years ended June 30, 2007 and 2006, respectively. In addition, we had a working capital deficiency of $698,410 at June 30, 2007. These factors raise substantial doubt about our ability to continue as a going concern.

Our auditors have raised substantial doubt about our ability to continue as a going concern.  There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources could force us to substantially curtail or cease operations and could, therefore, have a material adverse effect on our business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing owners.

If the Company does not obtain financing when needed, its business will fail.

As of June 30, 2007, the Company had cash and cash equivalents on hand in the amount of approximately $8,297 (audited). The Company predicts that it will need approximately $5 million to implement its business plan and meet its capital expenditure needs over the next three years. The Company currently does not have any arrangements for additional financing and it may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for the Company’s products, production costs, availability of credit, prevailing interest rates and the market prices for the Company’s common stock.

The success of the Company’s business depends upon the continuing contributions of its Chief Executive Officer and other key personnel and its ability to attract other employees to expand the business, whereas the loss of key individuals or the Company’s inability to attract new employees could have a negative impact on the Company’s business.

The Company relies heavily on the services of Mr. Sun, Xin, the Chief Executive Officer, as well as several other senior management personnel. Loss of the services of any of such individuals would adversely impact other Company’s operations. In addition, the Company believes that its technical personnel represent a significant asset and provide the Company with a competitive advantage over many of the Company’s competitors.  The Company believes that its future success will depend upon its ability to retain these key employees and its ability to attract and retain other skilled financial, engineering, technical and managerial personnel.  For example, the Company presently does not have any directors or officers experienced with public company SEC reporting and financial reporting requirements and the Company will be required to engage such persons, and independent directors, in order to satisfy the quotation standards of the Over the Counter Bulletin Board on which the Company’s common stock is traded (not currently required by OTCBB or SEC). In addition, as a result of failure to engage qualified personnel the Company may be unable to meet its responsibilities as a public reporting company under the rules and regulations of the SEC.  In this regard, the Company currently engages consultants to prepare SEC reporting and financial reporting documents, and, in the future, may not be able to retain such consultants due to a shortage of financial resources. None of the Company’s key personnel are party to any employment agreements. The Company does not currently maintain any “key man” life insurance with respect to any of such individuals.

Future sales of the Company’s equity securities will dilute existing stockholders.

To fully execute its long-term business plan, the Company may need to raise additional equity capital in the future.  Such additional equity capital, when and if it is raised, would result in dilution to the Company’s existing stockholders.

Subject to its receipt of the additional capital required, the Company plans to grow very rapidly, which will place strains on management and other resources.

The Company plans to grow rapidly and significantly expand its operations. This growth will place a significant strain on management systems and resources.  The Company will not be able to implement its business strategy in a rapidly evolving market without an effective planning and management processes.  The Company has a short operating history and has not implemented sophisticated managerial, operational and financial systems and controls.  The Company is required to manage multiple relationships with various strategic partners, and other third parties.  These requirements will be strained in the event of rapid growth or in the number of third party relationships, and the Company’s systems, procedures or controls may not be adequate to support the Company’s operations and management may be unable to manage growth effectively.  To manage the expected growth of the Company’s operations and personnel, the Company will be required to significantly improve or replace existing managerial, financial and operational systems, procedures and controls, and to expand, train and manage its growing employee base.  The Company will be required to expand its finance, administrative and operations staff.  The Company may be unable to complete in a timely manner the improvements to its systems, procedures and controls necessary to support future operations, management may be unable to hire, train, retain, motivate and manage required personnel and management may be unable to successfully identify, manage and exploit existing and potential market opportunities.

Risks Related to the Healthcare and Beauty Businesses

There are risks of increasing regulation of the healthcare and beauty industry in China and internationally that could have a material adverse impact on our business.

In the next 20 years, our central government as well as international regulatory bodies will focus more attention on the healthcare and beauty industry. As a result, our enterprise will have to satisfy both Chinese regulations and international regulations applicable to our industry.  The cost of compliance may be high and may make the production of some healthcare and beauty products to expensive to successfully market.  In such event, the company’s business could be negatively impacted and revenues and earnings could decline.

GMP certification threatens our business with standards that will make all manufacturers produce similar products, which will take away any competitive edge.

After a company passes the GMP standards and is certified, its production methods may become homogeneous. As a result, many products will become identical and there will be little differentiation in the marketplace. This will cause profits for the manufacturer to decline and there will be few manufacturers with a competitive edge.

The company must be successful in executing a complex business plan or it may fail to remain competitive in the industry.

Our business plan includes an emphasis on increasing research and development, strengthening our marketing and distribution capabilities and assuring a quality product. In the event that we fail to deliver on any of these strategies, we may fail to remain competitive in our industry.

Foreign companies with more capital, well developed business strategies and superior technology represent a threat to our business.

Foreign companies often have more capital, superior technology and well developed business strategies when they come to compete in the Chinese market. They threaten our existence and we must develop systems and strategies to deal with them or we will go out of business. The protectionism of domestic industry that once existed is gone when it comes to international competitors.

Risks Related to Doing Business in the PRC

The Company faces the risk that changes in the policies of the PRC government could have a significant impact upon the business the Company may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, the Company believes that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While the Company believes that this trend will continue, there can be no assurance that this will be the case. A change in policies by the PRC government could adversely affect the Company’s interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC’s political, economic and social life.

The PRC laws and regulations governing the Company’s current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on the Company’s business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing the Company’s business, or the enforcement and performance of the Company’s arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Company and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, the Company is required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. The Company cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on the Company’s businesses.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect the Company’s customers, demand for the Company’s products and the Company’s business.

All of the Company’s operations are conducted in the PRC and all of its revenue is generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, the Company cannot assure investors that such growth will continue. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC could materially reduce the demand for our products and materially and adversely affect the Company’s business.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for the Company’s products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase the Company’s costs and also reduce demand for the Company’s products.

Governmental control of currency conversion may affect the value of an investment in the Company.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The Company receives all of its revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict the Company’s ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations.  Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents the Company from obtaining sufficient foreign currency to satisfy its currency demands, the Company may not be able to pay certain of its expenses as they come due.

The fluctuation of the Renminbi may materially and adversely affect investments in the Company.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. As the Company relies principally on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect the Company’s cash flows, revenues and financial condition. For example, to the extent that the Company needs to convert U.S. dollars it receives from an offering of its securities into Renminbi for the Company’s operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on the Company’s business, financial condition and results of operations. Conversely, if the Company decides to convert its Renminbi into U.S. dollars for the purpose of making payments for dividends on its common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi that the Company converts would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to the Company’s income statement and a reduction in the value of these assets.

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 3.2% appreciation of the Renminbi against the U.S. dollar as of May 15, 2006. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

Recent PRC State Administration of Foreign Exchange (“SAFE”) Regulations regarding offshore financing activities by PRC residents have undergone a number of changes that may increase the administrative burden the Company faces. The failure by the Company’s stockholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent theCompany from being able to distribute profits and could expose the Company and its PRC resident stockholders to liability under PRC law.

SAFE issued a public notice (the “October Notice”) effective November 1, 2005, which requires registration with SAFE by the PRC resident stockholders of any foreign holding company of a PRC entity. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise; however, it is uncertain how the October Notice will be interpreted or implemented regarding specific documentation requirements for a foreign holding company formed prior to the effective date of the October Notice, such as in the Company’s case. While the Company’s PRC counsel advised it that only the PRC resident stockholders who receive the ownership of the foreign holding company in exchange for ownership in the PRC operating company are subject to the October Notice, there can be no assurance that SAFE will not require the Company’s other PRC resident stockholders to make disclosure. In addition, the October Notice requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if stockholder non-compliance will be considered to be a violation of the October Notice by the Company or otherwise affect the Company.

In the event that the proper procedures are not followed under the SAFE October Notice, the Company could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. The Company’s PRC resident stockholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could adversely affect the Company’s operations.

A renewed outbreak of SARS or another widespread public health problem in the PRC, such as bird flu where most of the Company’s revenue is derived, could have an adverse effect on the Company’s operations. The Company’s operations may be impacted by a number of health-related factors, including quarantines or closures of some of its offices that would adversely disrupt the Company’s operations.  Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect the Company’s operations.

Because the Company’s principal assets are located outside of the United States and all of the Company’s directors and officers reside outside of the United States, it may be difficult for investors to enforce their rights based on U.S. federal securities laws against the Company and the Company’s officers and directors in the U.S. or to enforce U.S. court judgment against the Company or them in the PRC.

All of the Company’s directors and officers reside outside of the United States. In addition, Harbin Humankind is located in the PRC and substantially all of its assets are located outside of the United States; it may therefore be difficult or impossible for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. federal securities laws against the Company in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against the Company or its officers and directors of criminal penalties, under the U.S. federal securities laws or otherwise.

The Company may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has not adopted a western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. The Company may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, the Company may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards.

Risks Relating to the Securities Purchase Agreement

The Company’s Chief Executive Officer, Mr. Sun, Xin, beneficially owns 51%  of the Company’s outstanding common stock, which gives him working control over certain major decisions on which the Company’s stockholders may vote, which may discourage an acquisition of the Company.

As a result of the closing under the Securities Purchase Agreement, the Company’s sole executive officer, Mr. Sun, Xin, will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

•	Electing or defeating the election of directors;
•	Amending or preventing amendment of the Company’s Certificate of Incorporation or By-laws;
•	Effecting or preventing a merger, sale of assets or other corporate transaction; and
•	Controlling the outcome of any other matter submitted to the stockholders for vote.

The Company’s stock ownership profile may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public entity, the Registrant expects these new rules and regulations to increase compliance costs in 2007 and beyond and to make certain activities more time consuming and costly. As a public entity, the Registrant also expects that these new rules and regulations may make it more difficult and expensive for the Registrant to obtain director and officer liability insurance in the future and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Registrant to attract and retain qualified persons to serve as directors or as executive officers.

Risks Relating to the Common Stock

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•	Additions or departures of key personnel;
•
Limited “public float” following the Securities Purchase Agreement, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the common stock;

•	The Company’s ability to execute its business plan;
•	Operating results that fall below expectations;
•	Loss of any strategic relationship;
•	Industry developments;
•	Economic and other external factors; and
•	Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

There is currently no liquid trading market for the Company’s common stock and the Company cannot ensure that one will ever develop or be sustained.

There is currently no liquid trading market for the Company’s common stock. The Company cannot predict how liquid the market for the Company’s common stock might become. The Company’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol UFOG. Should the Company fail to satisfy the quotation standards for the OTC Bulletin Board, the trading price of the Company’s common stock could suffer, the trading market for the Company’s common stock may be less liquid and the Company’s common stock price may be subject to increased volatility.

The Company’s common stock is deemed a “penny stock”, which will make it more difficult for investors to sell their shares.

The Company’s common stock is subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. Since the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Availability for sale of a substantial number of shares of the Company’s common stock may cause the price of the Company’s common stock to decline.

If the Company’s stockholders sell substantial amounts of common stock in the public market, or upon the expiration of any statutory holding period, under Rule 144, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of the Company’s common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult the Company’s ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate.

Provisions of the Company’s Articles of Incorporation and Delaware law could deter a change of control, which could discourage or delay offers to acquire the Company.

Provisions of the Company’s Articles of Incorporation and Delaware law may make it more difficult for someone to acquire control of the Company or for the Company’s stockholders to remove existing management, and might discourage a third party from offering to acquire the Company, even if a change in control or in management would be beneficial to stockholders.  For example, the Company’s Articles of Incorporation allows the Company to issue 6,000,000 shares of preferred stock without any vote or further action by stockholders.

Volatility in the Company’s common stock price may subject the Company to securities litigation.

The market for the Company’s common stock is characterized by significant price volatility when compared to seasoned issuers, and the Company expects that its share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. The Company may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The elimination of monetary liability against the Company’s directors, officers and employees under the Company’s Articles of Incorporation, By-Laws and Delaware law, and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation and By-Laws contain a provision that provides for indemnification of directors and officers against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement by any such person in any proceeding that they are made a party to by reason of being or having been directors or officers of the Company, except in relation to matters as to which any such director or officer shall be adjudged to be liable for his own negligence or misconduct in the performance of his duties. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

Security Ownership Of Certain Beneficial Owners
And Management

The following table sets forth as of September 10, 2007, the number of shares of the Company’s Common Stock owned of record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of the Registrant’s voting stock, and by each of the Registrant’s directors and executive officers and by all its directors and executive officers as a group.

Except as otherwise specified below, the address of each beneficial owner listed below is Harbin Humankind Biology Technology Co. Limited, 168 Binbei Street Songbei District, Harbin, Heilongjiang Province, People’s Republic of China.

Title of Class	Name	Number of Shares Owned(1)	Percent of Voting Power

Common	Sun, Xin Chairman and CEO	24,061,745	51.53%

Common	All Officers and Directors as a Group (1 person)	24,061,745	51.53%

(1)	Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

The table below sets forth what our directors and executive officers will be upon the expiration of the ten day notice period pursuant to Rule 14f-1 under the Exchange Act and the consummation of the Proposed Share Exchange.

At Closing, the officers of the Registrant tendered their resignations to the Board of Directors, and Sun, Xin, was appointed Chairman, CFO and Treasurer; Thomas Bontems, CEO, and Ma, BaoSen, President and Secretary.  Also at Closing, Hall Ewing resigned from his position as a director of the Registrant, and Sun, Xin was appointed as a Director of the Registrant to fill the vacancy created thereby.  An information statement on Schedule 14F-1 will be filed with the Commission and mailed to shareholders of the Company of record, and Thomas Bontems will resign as CEO and a Director on the closing of the Proposed Share Exchange, and he will be replaced by Ma, BaoSen, Hu, Zhi and Sun, Kai, who will fill existing seats on the Board.

Name	Age	Position
Sun, Xin	42	Chairman, CFO, Treasurer and Director
Ma, BaoSen	39	President, Secretary and Director
Hu, Zhi	36	Director
Sun, Kai	37	Director

Biographies

Sun, Xin, Chairman, Chief Financial Officer. Treasurer and Director - 42

Mr. Sun attended Jia Mu Si Medical College with a major in pharmacy from 1984 to 1988.  From 1988 to 1991, he was the production at the Ha Yao Group Sanchine Medicine Joint-Stock Ltd. company.  From 1991 to 1994, he was the district director for the Northeast District of China for Pfizer Pharmaceuticals Limited.  Thereafter, he spent one year as the director of the marketing department for Ha Yao Group Sanchine Medicine Joint-Stock Ltd. company.  From 1996 to 2002, he was the chief executive officer of a company he founded, Heilongjiang Bijie Chemical Industry Co., Ltd.  He next obtained his Masters of Business Administration from Renmin University of China.  From 2003 to the present, he was the president and chief executive officer of Harbin Humankind Biology Technology Co., Ltd.

Mr. Sun is well known pharmaceutical field in Harbin, China as a result of all of his professional experience. While he was studying at the Renmin University, Mr. Sun developed many contacts in the pharmaceutical field, which later became district agents and other employees in Humankind’s distribution system.

Mr. Sun, Xin is the elder brother of Director, Sun, Kai.

Ma, BaoSen, President, Secretary and Director – 39

Mr. Ma graduated from China University of Political Science and Law with a major in financial accounting.  From 1987 to 1992, he was an accountant with Harbin Keluola Solar Power Co., Ltd. Thereafter from 1992 to 1996, he was vice general manger and sales manager for ShangHai Dahua Solar Battery Co., Ltd. From 1996 to 2004, he was the East China manager for the Ha Yao Group Sanchine Medicine Joint-Stock Ltd. Finally, since 2004, he has been the vice general manager and marketing manager for Harbin Humankind Biology Technology Co., Ltd.

Hu, Zhi, Director – 36

Mr. Hu graduated from Jia Mu Si Medical College in 1994 with a Bachelor of Science degree with a major in pharmacy and became a licensed pharmacist. He worked from 1994 to 2000 at Hei Long Jiang Electric Power Pharmaceutical Co., Ltd as a workshop director and director of the technical section. From 2000 to 2004, he was group and workshop director at Harbin San Lian Pharmaceutical Co., Ltd. For a short period of time in 2004, he was project manager at Hei Long Jiang Cheng Ze Pharmaceutical Research Institute. From 2004 to 2005, he was the president and vice-general manager at Harbin Song He Pharmaceutical Co., Ltd. For a short period of time in 2005, he was vice product manager at Guang Dong Dong Guan Pu Ji Pharmaceutical Co., Ltd.  From December 2005 to the present, he has been product director at Harbin Humankind Biology Technology Co., Ltd.

Sun, Kai, Director – 37

Mr. Sun graduated from Mu Dan Jiang University with a major in economics.  From 1993 to 1995, he was vice director of Mu Dan Jiang Engine Factory.  Thereafter, from 1995 to 1998, he was a director of Mu Dan Jiang Engine Factory. From 1998 to 2004, he was an administration director for Mu Dan Jiang Lysine Co., Ltd. And from 2004 to date, he has been the administration director at Harbin Humankind Biology Technology Co., Ltd.  Mr. Sun, Kai is the younger brother of Chairman, Chief Financial Officer, Treasurer and Director, Sun, Xin.

Meetings of Our Board of Directors

The Registrant’s Board of Directors held three meetings during the fiscal year ended December 31, 2006.  Harbin Humankind’s Board of Directors held two meetings during the year ended December 31, 2005.

Board Committees

Audit Committee. The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors.  The audit committee’s duties would be to recommend to the Company’s Board of Directors the engagement of independent auditors to audit the Company’s financial statements and to review the Company’s accounting and auditing principles.  The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.  The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. The Company intends to establish a compensation committee of the Board of Directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Director Compensation

The Company paid nil to its directors for service as directors in 2006, and the Company has not paid its directors any separate compensation in respect of their services on the board. However, in the future, the Company intends to implement a market-based director compensation program.

Executive Compensation

Summary Compensation Table

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s chief executive officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

SUMMARY COMPENSATION TABLE
(all figures in US Dollars)

Name of officer	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation	Total

Sun, Xin	2006	460	-	-	-	-	-	-	460
	2005	460	-	-	-	-	-	-	460
	2004	460	-	-	-	-	-	-	460
Sun, Kai	2006	460	-	-	-	-	-	-	460
	2005	-	-	-	-	-	-	-	-
	2004	-	-	-	-	-	-	-	-
Ma, Bao Sen	2006	460	-	-	-	-	-	-	460
	2005	460	-	-	-	-	-	-	460
	2004	-		-	-	-	-	-	-
Yang, Xiao Bing	2006	1,080	-	-	-	-	-	-	1,080
	2005	460	-	-	-	-	-	-	460
	2004	-	-	-	-	-	-	-	-
Hu, Zhi	2006	-	-	-	-	-	-	-	-
	2005	-	-	-	-	-	-	-	-
	2004	-	-	-	-	-	-	-	-
Song, Qing Hua	2006	8100	5000	-	-	-	-	-	13,100
	2005	3600	2000	-	-	-	-	-	5,600
	2004	-	-	-	-	-	-	-	-
Thomas Bontems	2006	6,587	-	-	-	-	-	-	6,587
	2005	76,723	-	-	-	-	-	-	76,723
	2004	N/A	N/A	-	-	-	-	-	N/A

N/A refers to the fact that the Company was not publicly traded in 2004.

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the year ended December 31, 2006.

During the year ended December 31, 2006, none of the named executive officers exercised any stock options.

Employment Agreements

The Company has no employment agreements with any of its employees.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans; however the Company is currently deliberating on implementing an equity compensation plan.

Directors’ and Officers’ Liability Insurance

The Company currently does not have insurance insuring directors and officers against liability; however, the Company is in the process of investigating the availability of such insurance.

Certain Relationships and Related Transactions

Mr. Sun, Xin was the former majority owner of the Company. He made short-term loans to the Company in the amount of $775,067 and $289,061 in the fiscal years ended June 30, 2007 and 2006, respectively. Mr. Sun was one of the founders of the Company and owned 60% equity ownership interest in the Company until he transferred his equity ownership interest to Mr. Sun, Kai, a PRC citizen, in May 2007.  Mr. Sun, Kai is currently a director of the Company.  A loan in the amount of $431,203 from Sun, Xin is outstanding and is recorded on the balance sheet as of June 30, 2007.

Thomas Bontems held a certificate for 4,000,000 shares of preferred stock of the Company that was cancelled in connection with the transactions contemplated by the Securities Purchase Agreement.  In connection with such cancellation, the Company agreed to issue him 1,938,800 shares of common stock in recognition of the consideration that he gave for the preferred stock.

Except for the transactions described above, there are no proposed transactions and no transactions during the past two years to which the Company was (or is) a party, and in which any officer, director, or principal stockholder, or their affiliates or associates, was also a party.

Description of Securities

The Company is authorized to issue 300,000,000 shares of common stock, $.0001 par value. The Company is also authorized to issue 10,000,000 shares of preferred stock, par value $.0001

Common Stock

The holders of common stock are entitled to one vote per share. They are not entitled to   cumulative voting rights or preemptive rights.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of common stock have no subscription, redemption or conversion rights.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

The Articles of Incorporation of the Company provide for 10,000,000 shares of $.0001 par value preferred stock. There are no terms or conditions set forth in the Articles with respect to such preferred stock nor are there any “blank check” provisions that would enable the Board of Directors to establish a series of preferred stock having rights, preferences, terms and conditions as designated by the Board.

Registration Rights

None.

Market Price and Dividends

Harbin Humankind is, and has always been, a privately-held company. There is not, and never has been, a public market for the securities of Harbin Humankind. The Registrant’s common stock is approved for trading on the OTC Bulletin Board under the symbol UFOG, but there is currently no liquid trading market.

For the foreseeable future, the Company does not intend pay cash dividends to its stockholders. Harbin Humankind does not intend to pay any cash dividends to its parent shareholder.

Indemnification of Directors and Officers

Under Delaware law, a corporation may indemnify its officers, directors, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended. Those circumstances include that an officer, director, employee or agent may be indemnified if the person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Article Seventh of the Company’s Articles of Incorporation provide that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

The Company is also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the Delaware General Corporation Law would permit indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
The effect of indemnification may be to limit the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Trading Information

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “UFOG,” but there is currently no liquid trading market. The challenge for the Company will be to educate the market as to the values inherent in a healthcare and food products company located in China, and to develop an actively trading market.

The transfer agent for our common stock is Interwest Transfer Co., Inc., 1981 E. 4800 South, Ste. 100, Salt Lake, Utah 84111.   Telephone:  801-272-9294.

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At Closing, the officers of the Registrant tendered their resignations to the Board of Directors, and Sun, Xin, was appointed Chairman, CFO and Treasurer; Thomas Bontems, CEO, and Ma, BaoSen, President and Secretary.  Also at Closing, Hall Ewing resigned from his position as a director of the Registrant, and Sun, Xin was appointed as a Director of the Registrant to fill the vacancy created thereby.  An information statement on Schedule 14F-1 will be filed with the Commission and mailed to shareholders of the Company of record, and Thomas Bontems will resign as CEO and a Director on the closing of the Proposed Share Exchange, and he will be replaced by Ma, BaoSen, Hu, Zhi and Sun, Kai, who will fill existing seats on the Board.

Reference is made to pages 22-23 hereof for a complete biography of the new directors and executive officers of the Company.

The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Messrs.  Sun, Xin, Ma, BaoSen, Hu, Zhi or Sun, Kai,  had or will have a direct or indirect material interest, other than the Sun, Xin’s ownership of shares of common stock in the Registrant pursuant to the Securities Purchase Agreement.  Such beneficial ownership is set forth in the table under the caption “Security Ownership of Certain Beneficial Owners and Management.”  In addition, the Registrant does not have an employment contract with any of Messrs. Sun, Xin, Ma, BaoSen, Hu, Zhi or Sun, Kai.

Item 5.06.     Change in Shell Company Status

As a result of the consummation of the Securities Purchase Agreement described in Item 5.01 of this Current Report on Form 8-K and the Proposed Share Exchange, the Company believes that it will no longer be a “shell corporation,” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01.     Financial Statements and Exhibits

(2)	Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), Harbin Humankind ‘s audited financial statements as of June 30, 2007 and for the years ended June 30, 2007 and 2006, and China Health’s audited financial statements as of July 31, 2007 and for the period July 20, 2007 (inception) through July 31, 2007, are filed in this Current Report on Form 8-K as Exhibit 99.1.   See the Description of the financial statements set forth in Exhibit 99.1 set forth below.

(b)            Pro Forma Financial Information.

In accordance with Item 9.01(b) and Article 11 of Regulation S-X, the Company’s is not required to file pro forma financial statements with this Current Report on Form 8-K.

(2)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Securities Purchase Agreement by and among Universal Fog, Inc., Thomas Bontems, and Sun, Xin, dated September 10, 2007.
2.2	Asset Purchase and Sale Agreement, between Universal Fog, Inc. and Bontems LLC, dated September 10, 2007.
2.3	Proxy dated September 10, 2007, given by Sun, Xin to Thomas Bontems.
3.1	Articles of Incorporation of Universal Fog, Inc. (incorporated by reference from a registration statement on Form 10-SB filed with the Commission on December 1, 2004)
3.2	By-laws of Universal Fog, Inc. (incorporated by reference from a registration statement on Form 10-SB filed with the Commission on December 1, 2004)
21.1	List of Subsidiaries
99.1
(a) Harbin Humankind Biology Technology Co., Limited audited balance sheet as of June 30, 2007 and related audited statements of operations, statements of changes in owner’s equity (deficit) and statements of cash flows for the years ended June 30, 2007 and 2006.
(b)  China Health Industries Holdings Limited (a development stage company) audited balance sheet as of July 31, 2007 and statements of operations, statements of changes in shareholder’ equity (deficit), and statements of cash flows for the period July 20, 2007 (inception) through July 31, 2007.

99.2
(a)  Pro Forma Financial Information for China Health Industries Holdings Limited and Subsdiary and Harbin Humankind Biology Technology Co., Ltd.
(b)  Pro Forma Financial Information for Universal Fog, Inc. and China Health Industries Holdings Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 19, 2008	UNIVERSAL FOG, INC.

	By:	/s/ Sun, Xin
Sun, Xin
Chairman